Exhibit 4.2

EXECUTION VERSION

$175,000,000

PBF Logistics LP

PBF Logistics Finance Corporation

6.875% Senior Notes due 2023

REGISTRATION RIGHTS AGREEMENT

October 6, 2017

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

As Representatives of the several Initial Purchasers

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

Dear Sirs:

PBF Logistics LP, a Delaware limited partnership (the “Partnership”), and PBF Logistics Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Partnership (the “Co-Issuer” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several initial purchasers named in Schedule A to the Purchase Agreement (collectively, the “Initial Purchasers”), upon the terms set forth in a purchase agreement dated as of October 3, 2017 (the “Purchase Agreement”), $175,000,000 aggregate principal amount of their 6.875% Senior Notes due 2023 (the “Initial Securities”) to be unconditionally guaranteed by each subsidiary of the Partnership, other than the Co-Issuer, set forth on Schedule C to the Purchase Agreement (collectively, the “Guarantors” and, together with the Issuers and PBF Logistics GP LLC, a Delaware limited liability company (the “General Partner”), the “PBF Parties”). In addition, PBF Energy Company LLC, the majority owner of the limited partnership interests of the Partnership, will provide a limited guarantee of collection of the Securities (as defined below) (the “Guaranty of Collection”). The Initial Securities will be issued pursuant to an Indenture, dated as of May 12, 2015 and as supplemented to the date hereof (the “Base Indenture”), among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), which will be further supplemented by a supplemental indenture, dated as of the date hereof (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuers and the Trustee. As an inducement to the Initial Purchasers, the PBF Parties, jointly and severally, agree with the Initial Purchasers, for the benefit of the holders of the Initial Securities (including, without limitation, the Initial Purchasers), the Exchange Securities (as defined below) and the Private Exchange Securities (as defined below) (collectively, the “Holders”), as follows:

1. Registered Exchange Offer. The PBF Parties shall, at their own cost, prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement (along with any document or information incorporated by reference therein, the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities (the “Exchange Securities”) of the Issuers issued under the Indenture, having the benefit of the Guaranty of Collection and identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act. The PBF Parties shall use commercially reasonable efforts to (a) cause such

Exchange Offer Registration Statement to become effective under the Securities Act, (b) keep the Exchange Offer Registration Statement effective for not less than 20 business days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the “Exchange Offer Registration Period”) and (c) consummate the Registered Exchange Offer not later than 365 days after (or if the 365th day is not a business day, the first business day thereafter) the date of original issuance of the Initial Securities (the “Issue Date”).

If the PBF Parties effect the Registered Exchange Offer, the PBF Parties will be entitled to close the Registered Exchange Offer 20 business days after the commencement thereof provided that the PBF Parties have accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

As soon as reasonably practicable following the declaration of the effectiveness of the Exchange Offer Registration Statement, the PBF Parties shall commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities (as defined in Section 6 hereof) electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of either Issuer within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States; provided, however, that Participating Broker-Dealers (as defined below) receiving Exchange Securities in the Registered Exchange Offer will have a prospectus delivery requirement with respect to the resale of such Exchange Securities.

Each of the PBF Parties acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”) is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Exchange Securities acquired in exchange for Initial Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

The PBF Parties shall use commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days following the consummation of the Registered Exchange Offer and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) upon request the PBF Parties shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer (or such shorter period in which such persons are required by applicable law to deliver such prospectus).

If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the PBF Parties, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the “Private Exchange”) for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Issuers issued under the Indenture, having the benefit of the Guaranty of Collection and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 hereof) to the Initial Securities (the “Private Exchange Securities”). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the “Securities”.

In connection with the Registered Exchange Offer, the PBF Parties shall:

(a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b) keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

(c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

(d) permit Holders to withdraw tendered Initial Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e) otherwise comply with all applicable laws.

As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the PBF Parties shall:

(x) accept for exchange all the Initial Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer or the Private Exchange, as the case may be;

(y) deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

(z) cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

The Indenture provides that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from May 15, 2017.

Each Holder participating in the Registered Exchange Offer shall be required to represent to the PBF Parties that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder has no and will have no arrangements or understanding with any person to participate in the distribution of the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of either Issuer or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

Notwithstanding any other provisions hereof, the PBF Parties will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this paragraph shall not apply to any statements or omissions made by the Issuers in reliance upon and in conformity with information furnished to the Issuers by a Holder for use in any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto.

2. Shelf Registration. If (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the PBF Parties are not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not consummated within 365 days of the Issue Date, (iii) any Initial Purchaser so requests with respect to the Initial Securities (or the Private Exchange Securities) not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Securities on the date of the exchange (other than due solely to the status of such Holder as an “affiliate” of either Issuer within the meaning of the Securities Act), the PBF Parties shall take the following actions:

(a) The PBF Parties shall, at their cost, as promptly as practicable (but in no event more than 30 days after so required or requested pursuant to this Section 2) file with the Commission and thereafter shall use their commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, along with any document or information incorporated by reference therein, the “Shelf Registration”); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder;

(b) The PBF Parties shall use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities for a period of one year (or for such longer period if extended pursuant to Section 3(j) below) from the effective date of the Shelf Registration Statement or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement are no longer Transfer Restricted Securities (as defined below). The PBF Parties shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if any of them voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law. Notwithstanding anything to the contrary in this Agreement, at any time, the PBF Parties may delay the filing of any Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 60 consecutive days or more than three (3) times during any calendar year (each, a “Shelf Suspension Period”), if the Board of Directors of the General Partner determines reasonably and in good faith that the filing of any such Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the General Partner, would be detrimental to the PBF Parties if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law; and

(c) Notwithstanding any other provisions of this Agreement to the contrary, the PBF Parties shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that this Section 2(c) shall not apply to any statements or omissions made by the Partnership in reliance upon and in conformity with information furnished to the Partnership by a Holder for use in any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto.

3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a) The PBF Parties shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration, the PBF Parties shall use their commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include in the prospectus included in the Shelf Registration Statement (or, if permitted by Commission Rule 430B(b), in a prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)) that is delivered to any Holder pursuant to Section 3(d) and (f) hereof, the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling security holders.

(b) The PBF Parties shall give written notice to the Initial Purchasers, the Holders of the Securities and any Participating Broker-Dealer from whom the Issuers have received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes either Issuer to become an “ineligible issuer,” as defined in Commission Rule 405;

(iv) of the receipt by any PBF Party or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event during the period that the Registration Statement is effective that requires the PBF Parties to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus does not contain an untrue statement of a material fact nor omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading.

(c) The PBF Parties shall use commercially reasonable efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement.

(d) Upon request, the PBF Parties shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference). The PBF Parties shall not, without the prior consent of the Initial Purchasers, which consent shall not be unreasonably withheld, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Commission Rule 405.

(e) Upon request, the PBF Parties shall deliver to each Exchanging Dealer and each Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

(f) The PBF Parties shall, during the time the Shelf Registration Statement is effective, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. Each PBF Party consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g) The PBF Parties shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. Each PBF Party consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h) Prior to any public offering of the Securities, pursuant to any Registration Statement, the PBF Parties shall use commercially reasonable efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the PBF Parties shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(i) Unless the Securities are in book-entry form, the PBF Parties shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the PBF Parties are required to maintain an effective Registration Statement, the PBF Parties shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the PBF Parties notify the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).

(k) Not later than the effective date of the applicable Registration Statement, the PBF Parties will provide a CUSIP number for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company, unless such Securities are in book-entry form.

(l) The PBF Parties will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and the Partnership will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Partnership’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period provided, however, that this requirement shall be deemed satisfied by complying with Section 4.03 of the Base Indenture.

(m) The PBF Parties shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the PBF Parties shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n) The PBF Parties may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Partnership such information regarding the Holder and the distribution of the Securities as the PBF Parties may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the PBF Parties may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

(o) The PBF Parties shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

(p) In the case of any Shelf Registration, and subject to customary confidentiality restrictions, the PBF Parties shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the PBF Parties reasonably requested and (ii) cause the officers, directors, employees, accountants and auditors of each PBF Party to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof.

(q) In the case of any Shelf Registration, the PBF Parties, if requested by Holders of Securities covered thereby, shall use commercially reasonable efforts to cause (i) their counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of each PBF Party and its subsidiaries; the qualification of each PBF Party and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(o) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of known material legal or governmental proceedings involving any PBF Party or its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(o) hereof; the material compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and (A) as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein and (B) as of an applicable time identified by such Holders or managing underwriters, the absence from such prospectus taken together with any other documents identified by such Holders or managing underwriters, in the case of (A) and (B), of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any such incorporated documents, in the light of the circumstances under which they were made or existing at the time that such documents were filed with the Commission under the Exchange Act, as the case may be) not misleading; (ii) their respective officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) their independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(r) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Issuers shall mark, or caused to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

(s) The PBF Parties will use their commercially reasonable efforts, if the Initial Securities have been rated prior to the initial sale of such Initial Securities, to confirm such ratings will apply to the Securities covered by a Registration Statement, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

(t) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the Financial Industry Regulatory Authority) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the PBF Parties will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 5121, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 5121) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(u) The PBF Parties shall use commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

4. Registration Expenses. The PBF Parties shall bear all fees and expenses of the PBF Parties, the Holders and the Initial Purchasers incurred in connection with the performance of their obligations under Sections 1 through 3 hereof (including the reasonable fees and expenses, if any, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, incurred in connection with the Registered Exchange Offer), whether or not the Registered Exchange Offer Statement or a Shelf Registration Statement is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Initial Securities covered thereby to act as counsel for the Holders of the Initial Securities in connection therewith; provided, however, that the PBF Parties shall not bear (i) any fees, commissions or expenses of any underwriter in connection with a Shelf Registration or (ii) any fees or expenses of any counsel or other advisors retained by the Holders other than the counsel referred to above.

5. Indemnification. (a) The PBF Parties agree, jointly and severally, to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or “issuer free writing prospectus,” as defined in Commission Rule 433 (“Issuer FWP”), relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or an Issuer FWP, in the light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the PBF Parties shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Partnership by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered (including through satisfaction of the conditions of Commission Rule 172) by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Securities to such person, an amended or supplemented prospectus or, if permitted by Section 3(d), an Issuer FWP correcting such untrue statement or omission or alleged untrue statement or omission if the PBF Parties had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided, further, however, that this indemnity agreement will be in addition to any liability which the PBF Parties may otherwise have to such Indemnified Party. The PBF Parties shall also, jointly and severally, indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b) Each Holder, severally and not jointly, will indemnify and hold harmless the PBF Parties and each person, if any, who controls the PBF Parties within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the PBF Parties or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of the prospectus or an Issuer FWP, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Partnership by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the PBF Parties for any legal or other expenses reasonably incurred by the PBF Parties or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the PBF Parties or any such controlling persons.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof in writing; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the PBF Parties on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls a PBF Party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such PBF Party.

(e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6. Additional Interest Under Certain Circumstances. (a) If (i)(A) the Registered Exchange Offer has not been consummated or (B) a Shelf Registration Statement has not been declared effective by the Commission, in each case, on or prior to the 365th day after the Issue Date, or (ii) if applicable, a Shelf Registration Statement has been declared effective but shall thereafter cease to be effective at any time (other than because of the sale of all of the Transfer Restricted Securities registered thereunder) (each such events a “Registration Default”), then additional interest (“Additional Interest”) shall accrue on the principal amount of the Initial Securities at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such Additional Interest continues to accrue; provided that the rate which such Additional Interest accrues may in no event exceed 1.00% per annum) (such Additional Interest to be calculated by the Partnership) commencing on (x) the 366th day after the Issue Date, in the case of clause (i) above, or (y) the day such Shelf Registration ceases to be effective, in the case of clause (ii) above; provided, however, that upon the exchange of the Exchange Securities for all Transfer Restricted Securities tendered, or upon the effectiveness of the applicable Shelf Registration Statement which has not become, or had ceased to remain, effective, Additional Interest on the Initial Securities in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. Notwithstanding any other provisions of this Section 6, the PBF Parties shall not be obligated to pay Additional Interest provided in Section 6(a)(i)(B) and (a)(ii) during a Shelf Suspension Period permitted by Section 2(b). The remedies set forth in this Section 6(a) shall constitute liquidated damages and shall be the sole and exclusive remedy of the Holders for each and any Registration Default pursuant to this Agreement. No Holder of a Transfer Restricted Security who has not furnished information to the Partnership in accordance with Section 3(n) hereof shall be entitled to Additional Interest with respect to a Registration Default in connection with a Shelf Registration and no Holder who was eligible to exchange such Holder’s outstanding Initial Securities at the time the Registered Exchange Offer was pending and consummated and failed to validly tender such Initial Securities for exchange pursuant to the Registered Exchange Offer shall be entitled to receive any Additional Interest that would otherwise accrue subsequent to the date the Registered Exchange Offer is consummated.

(b) A Registration Default referred to in Section 6(a)(ii) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the PBF Parties where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the PBF Parties that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y) of this Section 6(b), the PBF Parties are proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events.

(c) Any amounts of Additional Interest due pursuant to Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months) and the denominator of which is 360.

(d) “Transfer Restricted Securities” means each Security until the earliest of (i) the date on which such Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act provided such Security does not bear any restrictive legend relating to the Securities Act and does not bear a restricted CUSIP number.

(e) Notwithstanding the foregoing in this Section 6: (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending; (ii) a Holder of a Transfer Restricted Security who is not entitled to the benefits of the Shelf Registration Statement (i.e., such Holder has not elected to furnish information to the Company in accordance with Section 3(n) hereof) shall not be entitled to Additional Interest with respect to a Registration Default relating to the Shelf Registration Statement; and (iii) no Holder who (x) was eligible to exchange such Holder’s outstanding Securities at the time the Exchange Offer was pending and consummated and (y) failed to validly tender such Securities for exchange pursuant to the Exchange Offer shall be entitled to receive any Additional Interest that would otherwise accrue subsequent to the date the Exchange Offer is consummated.

7. Rules 144 and 144A. The PBF Parties shall use their commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the PBF Parties are not required to file such reports, they will, upon the request of any Holder of Initial Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. Each PBF Party covenants that it will take such further action as any Holder of Initial Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)), unless the Partnership is then subject to Section 13 or 15(d) of the Exchange Act and reports filed thereunder satisfy the information requirements of Rule 144A then in effect. To the extent not available on EDGAR, the PBF Parties will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Partnership by the Initial Purchasers upon request. Upon the request of any Holder of Initial Securities, the PBF Parties shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the PBF Parties to register any of its securities pursuant to the Exchange Act.

8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (the “Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering; provided, however, that such Managing Underwriters must be reasonably satisfactory to the PBF Parties.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the PBF Parties and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1)	if to a Holder of the Securities, at the most current address given by such Holder to the Partnership.

(2)	if to the Initial Purchasers:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Leveraged Debt Capital Markets

and

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: High Yield Capital Markets

with a copy to:

Deutsche Bank Securities Inc.

60 Wall Street, 36th Floor

New York, New York 10005

Attention: General Counsel

and

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Fax No.: (212) 269-5420

Attention: Douglas S. Horowitz

(3)	if to any PBF Party:

PBF Logistics LP

One Sylvan Way

Parsippany, New Jersey 07054

Fax No.: (973) 455-7562

Attention: General Counsel

with a copy to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Fax No.: (212) 806-6006

Attention: Todd E. Lenson

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(c) No Inconsistent Agreements. No PBF Party has, as of the date hereof, entered into, nor shall any of them, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(d) Successors and Assigns. This Agreement shall be binding upon each of the PBF Parties and their respective successors and assigns.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i) Securities Held by the PBF Parties. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the PBF Parties or their respective affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(j) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the PBF Parties with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the PBF Parties a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers, the Issuers, the General Partner and the Guarantors in accordance with its terms.

[signature pages follow]

Very truly yours,

PBF LOGISTICS LP
By: PBF LOGISTICS GP LLC, its general partner

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

PBF LOGISTICS FINANCE CORPORATION

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

PBF LOGISTICS GP LLC

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

DELAWARE CITY LOGISTICS COMPANY
By: PBF LOGISTICS LP, Sole Member
By: PBF LOGISTICS GP LLC, its general partner

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

DELAWARE CITY TERMINALING COMPANY LLC
By: PBF LOGISTICS LP, Sole Member
By: PBF LOGISTICS GP LLC, its general partner

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

[Signature Page to Registration Rights Agreement]

DELAWARE PIPELINE COMPANY LLC

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

PAULSBORO NATURAL GAS PIPELINE COMPANY LLC

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

PBF LOGISTICS PRODUCTS TERMINALS LLC
By: PBF LOGISTICS LP, Sole Member
By: PBF LOGISTICS GP LLC, its general partner

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

PBFX OPERATING COMPANY LLC
By: PBF LOGISTICS LP, Sole Member
By: PBF LOGISTICS GP LLC, its general partner

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

TOLEDO TERMINALING COMPANY LLC
By: PBF LOGISTICS LP, Sole Member
By: PBF LOGISTICS GP LLC, its general partner

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

[Signature Page to Registration Rights Agreement]

TORRANCE VALLEY PIPELINE COMPANY LLC
By: PBFX OPERATING COMPANY LLC, Managing Member

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

[Signature Page to Registration Rights Agreement]

The foregoing Registration
Rights Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Stephen P. Cunningham
Name: Stephen P. Cunningham
Title: Managing Director

By:	/s/ Michael Getz
Name: Michael Getz
Title: Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Stephen Pedone
Name: Stephen Pedone
Title: Managing Director

Acting severally on behalf of themselves and as the Representatives of the several
Initial Purchasers

[Signature Page to Registration Rights Agreement]

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The PBF Parties have agreed that, for a period of 180 days following the consummation of the Registered Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

A-1

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

B-1

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The PBF Parties have agreed that, for a period of 180 days following the consummation of the Registered Exchange Offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until             , 20[ ], all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

The Issuers will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days following the consummation of the Registered Exchange Offer, the PBF Parties will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Partnership has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

(1)	In addition, the legend required by Item 502(b) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

C-1

ANNEX D

☐ CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

D-1